Registration Statement No. 333-148054
Filed Pursuant to Rule 424(b)(2)

Pricing Supplement dated April 15, 2011 to the Prospectus dated May 16, 2008, the Prospectus Supplement dated January 25, 2010 and the Product Supplement dated December 3, 2010
US$10,807,000
Senior Medium-Term Notes, Series A
Reverse Exchangeable Notes
Each Linked to a Single Reference Stock Issuer

•
This pricing supplement relates to twenty eight separate note offerings. Each issue of the notes is linked to one, and only one, Reference Stock. You may participate in any of the twenty eight offerings or, at your election, in two or more of the offerings. This pricing supplement does not, however, allow you to purchase a single note linked to a basket of some or all of the Reference Stocks described below.

•
The notes are designed for investors who seek an interest rate that is higher than that of a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. Investors should be willing to forgo the potential to participate in the appreciation of the applicable Reference Stock, be willing to accept the risks of owning the common equity securities of the applicable Reference Stock Issuer, and be willing to lose some or all of their principal at maturity.

•	Investing in the notes is not equivalent to investing in the shares of any of the Reference Stocks.

•
Each issue of the offered notes will pay interest monthly at the fixed per annum rate specified for that issue below. However, the notes do not guarantee any return of principal at maturity. Instead, the payment at maturity will be based on the Final Stock Price of the applicable Reference Stock and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Stock Price below the applicable Trigger Price during the Monitoring Period, as described below.

•	Any payment at maturity is subject to the credit risk of Bank of Montreal.

•
Payment at maturity for each $1,000 principal amount note will be either a cash payment of $1,000 or delivery of shares of the applicable Reference Stock (or, at our election, the applicable Cash Delivery Amount), in each case, together with any accrued and unpaid interest, as described below.

•	The notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000.

•	Our subsidiary, BMO Capital Markets Corp., is the agent for this offering. See “Supplemental Plan of Distribution—Conflicts of Interests” below.

(continued on the next page)

RevEx Number	Reference Stock Issuer	Ticker Symbol	Principal Amount	Interest Rate per Annum	Trigger Price	Initial Stock Price	Term (in months)	CUSIP	Price to Public	Agent’s Commission	Proceeds to Bank of Montreal
093	Sony Corporation	SNE	$457,000.00	13.60%	$23.75	$29.69	6	06366QEP8	100%	0.25% US$1,142.50	99.75% US$455,857.50
094	Caterpillar, Inc.	CAT	$1,475,000.00	12.25%	$85.77	$107.21	6	06366QEQ6	100%	0.25% US$3,687.50	99.75% US$1,471,312.50
095	Southwest Airlines Co.	LUV	$523,000.00	10.50%	$8.72	$11.63	6	06366QER4	100%	0.25% US$1,307.50	99.75% US$521,692.50
097	Harbin Electric, Inc.	HRBN	$1,609,000.00	30.70%	$15.14	$20.18	3	06366QET0	100%	2.00% US$32,180.00	98.00% US$1,576,820.00
098	AMR Corporation	AMR	$60,000.00	16.90%	$4.24	$5.65	3	06366QEU7	100%	2.00% US$1,200.00	98.00% US$58,800.00
099	Aruba Networks Inc.	ARUN	$30,000.00	18.85%	$23.98	$31.97	3	06366QEV5	100%	2.00% US$600.00	98.00% US$29,400.00
0100	ATP Oil & Gas Corporation	ATPG	$466,000.00	19.85%	$12.53	$16.71	3	06366QEW3	100%	2.00% US$9,320.00	98.00% US$456,680.00
0101	JDS Uniphase Corporation	JDSU	$1,514,000.00	22.60%	$13.88	$18.50	3	06366QEX1	100%	2.00% US$30,280.00	98.00% US$1,483,720.00
0102	The St. Joe Company	JOE	$690,000.00	31.05%	$18.54	$24.72	3	06366QEY9	100%	2.00% US$13,800.00	98.00% US$676,200.00
0103	LDK Solar Company, Ltd.	LDK	$379,000.00	24.60%	$8.41	$11.21	3	06366QEZ6	100%	2.00% US$7,580.00	98.00% US$371,420.00
0105	Vertex Pharmaceuticals Inc.	VRTX	$742,000.00	19.15%	$36.02	$48.02	3	06366QFB8	100%	2.00% US$14,840.00	98.00% US$727,160.00
0106	Ciena Corporation	CIEN	$115,000.00	18.70%	$21.12	$26.40	3	06366QFC6	100%	2.00% US$2,300.00	98.00% US$112,700.00

Investing in the notes involves risks, including those described in the “Selected Risk Considerations” section beginning on page P-5 of this pricing supplement, page PS-4 of the product supplement, page S-1 of the prospectus supplement and on page 5 of the prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this pricing supplement, the product supplement, the prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.
The notes will be our unsecured obligations and will not be savings accounts or deposits that are insured by the United States Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency or instrumentality or other entity.
We expect to deliver the notes through the facilities of The Depository Trust Company on April 20, 2011.

BMO CAPITAL MARKETS

(continued from the previous page)

RevEx Number	Reference Stock Issuer	Ticker Symbol	Principal Amount	Interest Rate per Annum	Trigger Price	Initial Stock Price	Term (in months)	CUSIP	Price to Public	Agent’s Commission	Proceeds to Bank of Montreal
0107	US Airways Group, Inc.	LCC	$5,000.00	19.70%	$6.47	$8.09	3	06366QFD4	100%	2.00% US$100.00	98.00% US$4,900.00
0108	MGM Resorts International	MGM	$55,000.00	14.45%	$11.20	$14.00	3	06366QFE2	100%	2.00% US$1,100.00	98.00% US$53,900.00
0109	Northern Oil and Gas, Inc.	NOG	$35,000.00	19.15%	$18.69	$23.36	3	06366QFF9	100%	2.00% US$700.00	98.00% US$34,300.00
0110	NVIDIA Corp	NVDA	$355,000.00	19.25%	$14.97	$18.71	3	06366QFG7	100%	2.00% US$7,100.00	98.00% US$347,900.00
0111	OmniVision Technologies, Inc.	OVTI	$215,000.00	22.50%	$24.65	$30.81	3	06366QFH5	100%	2.00% US$4,300.00	98.00% US$210,700.00
0112	United States Steel Corporation	X	$515,000.00	14.40%	$40.42	$50.52	3	06366QFJ1	100%	2.00% US$10,300.00	98.00% US$504,700.00
0113	Akamai Technologies, Inc.	AKAM	$55,000.00	10.75%	$28.57	$38.09	6	06366QFK8	100%	2.25% US$1,237.50	97.75% US$53,762.50
0114	Baidu, Inc.	BIDU	$12,000.00	11.00%	$110.11	$146.81	6	06366QFL6	100%	2.25% US$270.00	97.75% US$11,730.00
0115	Delta Air Lines, Inc.	DAL	$60,000.00	15.25%	$6.94	$9.25	6	06366QFM4	100%	2.25% US$1,350.00	97.75% US$58,650.00
0116	Green Mountain Coffee Roasters, Inc.	GMCR	$76,000.00	16.00%	$49.22	$65.63	6	06366QFN2	100%	2.25% US$1,710.00	97.75% US$74,290.00
0117	Netflix Inc.	NFLX	$94,000.00	16.00%	$176.62	$235.49	6	06366QFP7	100%	2.25% US$2,115.00	97.75% US$91,885.00
0118	Sears Holdings Corporation	SHLD	$171,000.00	12.75%	$58.87	$78.49	6	06366QFQ5	100%	2.25% US$3,847.50	97.75% US$167,152.50
0119	Suncor Energy, Inc.	SU	$285,000.00	9.50%	$35.03	$43.79	6	06366QFR3	100%	2.25% US$6,412.50	97.75% US$278,587.50
0120	Freeport-McMoRan Copper & Gold Inc.	FCX	$265,000.00	12.25%	$40.94	$51.17	6	06366QFS1	100%	2.25% US$5,962.50	97.75% US$259,037.50
0121	Jabil Circuit, Inc.	JBL	$49,000.00	13.25%	$15.34	$19.18	6	06366QFT9	100%	2.25% US$1,102.50	97.75% US$47,897.50
0144	Rambus Inc.	RMBS	$500,000.00	29.54%	$13.97	$19.96	3	06366QHW0	100%	2.25% US$11,250.00	97.75% US$488,750.00

Key Terms of all the Notes:

Payment at Maturity:	The payment at maturity for each of the notes is based on the performance of the applicable Reference Stock. You will receive $1,000 for each $1,000 in principal amount of the note, unless:

	(1)	the applicable Final Stock Price is less than the applicable Initial Stock Price; and

(2)
on any day during the Monitoring Period, the closing price of the applicable Reference Stock has declined to a price that is less than the applicable Trigger Price.  (“Closing Price Monitoring” is applicable to the notes.)

If the conditions described in both (1) and (2) are satisfied, you will receive at maturity, instead of the principal amount of your notes, the number of shares of the applicable Reference Stock equal to the applicable Physical Delivery Amount (or, at our election, the Cash Delivery Amount). Fractional shares will be paid in cash. The market value of the Physical Delivery Amount or the Cash Delivery Amount will most likely be substantially less than the principal amount of your notes, and may be zero.

Pricing Date:	April 15, 2011

Settlement Date:	April 20, 2011

Interest Payment Dates:
Interest on the notes will be paid in equal monthly installments on the 20th business day of each month, beginning on May 20, 2011, to and including the applicable maturity date (subject to postponement as described in the product supplement).

Monitoring Period:	The period from the pricing date to and including the Valuation Date.

Physical Delivery Amount:
The number of shares of the applicable Reference Stock, per $1,000 in principal amount of the notes, equal to $1,000 divided by the applicable Initial Stock Price, subject to adjustments, as described in the product supplement.  Any fractional shares will be paid in cash.

Cash Delivery Amount:
For each Reference Stock, the amount in cash equal to the product of (1) the Physical Delivery Amount and (2) the Final Stock Price of that Reference Stock, subject to adjustments, as described in the product supplement.

Initial Stock Price:
The closing price of the applicable Reference Stock on the pricing date as indicated on the cover page.  The Initial Stock Price is subject to adjustments in certain circumstances. See “General Terms of the Notes — Payment at Maturity” and “— Anti-dilution Adjustments” in the product supplement for additional information about these adjustments.

Final Stock Price:	The closing price of the applicable Reference Stock on the Valuation Date.

Automatic Redemption:	Not Applicable

Key Dates of 3 Month RevEx		Key Dates of 6 Month RevEx:

Valuation Date:	July 15, 2011	Valuation Date:	October 17, 2011

Maturity Date:	July 20, 2011	Maturity Date:	October 20, 2011

We may use this pricing supplement in the initial sale of notes. In addition, BMO Capital Markets Corp. or another of our affiliates may use this pricing supplement in market-making transactions in any notes after their initial sale. Unless our agent or we inform you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

Additional Terms of the Notes

This pricing supplement relates to twenty eight separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. The purchaser of a note will acquire a security linked to a single Reference Stock (and not to a basket that includes any other Reference Stock). You may participate in any of the note offerings or, at your election, in two or more of the offerings.

You should read this pricing supplement together with the product supplement dated December 3, 2010, the prospectus supplement dated January 25, 2010 and the prospectus dated May 16, 2008.  This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours or the agent. You should carefully consider, among other things, the matters set forth in “Additional Risk Factors Relating to the Notes” in the product supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

●	Product supplement dated December 3, 2010:
http://www.sec.gov/Archives/edgar/data/927971/000121465910003184/c123100424b5.htm

●	Prospectus supplement dated January 25, 2010:
http://www.sec.gov/Archives/edgar/data/927971/000095012310004957/o58842b5e424b5.htm

●	Prospectus dated May 16, 2008:
http://www.sec.gov/Archives/edgar/data/927971/000095012310004953/o58753e424b2.htm

Our Central Index Key, or CIK, on the SEC website is 927971.  As used in this terms sheet, the “Company,” “we,” “us” or “our” refers to Bank of Montreal.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in any of the Reference Stocks.  These risks are explained in more detail in the “Additional Risk Factors Relating to the Notes” section of the product supplement dated December 3, 2010.

●
Your investment in the notes may result in a loss. — The notes do not guarantee any return of principal. The payment at maturity will be based on the applicable Final Stock Price and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Stock Price to a closing price that is less than the applicable Trigger Price on any day during the Monitoring Period. Under certain circumstances, you will receive at maturity a number of shares of the applicable Reference Stock (or, at our election, the Cash Delivery Amount).  We expect that the market value of those shares or the Cash Delivery Amount will be less than the principal amount of each note and may be zero. Accordingly, you could lose up to the entire principal amount of your notes.

●
Your return on the notes is limited to the principal amount plus accrued interest regardless of any appreciation in the value of the applicable Reference Stock. — You will not receive a payment at maturity with a value greater than your principal amount, plus accrued and unpaid interest.  This will be the case even if the Final Stock Price exceeds the Initial Stock Price by a substantial amount.

●
Your investment is subject to the credit risk of Bank of Montreal. — Our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on our ability to pay all amounts due on the notes on each interest payment date and at maturity, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the notes.

●
Potential conflicts. — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock Issuers, including extending loans to, or making equity investments in, the Reference Stock Issuers, or providing advisory services to them.  In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock Issuers, and these reports may or may not recommend that investors buy or hold shares of the Reference Stocks.  As a potential purchaser of the notes, you should undertake an independent investigation of the applicable Reference Stock Issuer that in your judgment is appropriate to make an informed investment decision.

●
The inclusion of the underwriting commission and hedging profits, if any, in the original offering price of the notes, as well as our hedging costs, is likely to adversely affect the price at which you can sell your notes. — Assuming no change in market conditions or any other relevant factors, the price, if any, at which BMO Capital Markets Corp. or any other party may be willing to purchase the notes in secondary market transactions may be lower than the initial public offering price. The initial public offering price will include, and any price quoted to you is likely to exclude, the underwriting commission paid in connection with the initial distribution. The initial public offering price may also include, and any price quoted to you would be likely to exclude, the hedging profits that we expect to earn with respect to hedging our exposure under the notes. In addition, any such price is also likely to reflect a discount to account for costs associated with establishing or unwinding any related hedge transaction, such as dealer discounts, mark-ups and other transaction costs.

●
You will have no ownership rights in the applicable Reference Stock. — As a holder of the notes, you will not have any ownership interest or rights in the applicable Reference Stock, such as voting rights or dividend payments. In addition, the applicable Reference Stock Issuer will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the applicable Reference Stock and the notes.

●
No affiliation with the Reference Stock Issuers. — We are not affiliated with the Reference Stock Issuers.  You should make your own investigation into the Reference Stocks and the Reference Stock Issuers. We are not responsible for any Reference Stock Issuer’s public disclosure of information, whether contained in SEC filings or otherwise.

●
Lack of liquidity. — The notes will not be listed on any securities exchange.  BMO Capital Markets Corp. may offer to purchase the notes in the secondary market, but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which BMO Capital Markets Corp. is willing to buy the notes.

●
Hedging and trading in the Reference Stocks. — We or any of our affiliates may carry out hedging activities related to the notes, including in the Reference Stocks or instruments related to the Reference Stock. We or our affiliates may also trade in the Reference Stocks or instruments related to one or more of the Reference Stocks from time to time. Any of these hedging or trading activities as of the pricing date and during the term of the notes could adversely affect our payment to you at maturity.

●
Many economic and market factors will influence the value of the notes. — In addition to the value of the applicable Reference Stock and interest rates on any trading day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other, and which are described in more detail in the product supplement.

The Reference Stocks

All information contained herein on the Reference Stocks and on the Reference Stock Issuers is derived from publicly available sources and is provided for informational purposes only. Companies with securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by a Reference Stock Issuer under the Exchange Act can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete.  See the section “The Reference Stock Issuers” in the product supplement for additional information.

The hypothetical examples shown below are intended to help you understand the terms of the notes.  The actual amount of cash or securities that you will receive at maturity will depend upon the Final Stock Price of the applicable Reference Stock, and whether its closing price was below the applicable Trigger Price on any trading day during the applicable Monitoring Period.

Sony Corporation

Sony Corporation manufactures audio, home video game consoles, communications, key device and information technology products for the consumer and professional markets. The company's other businesses include music, pictures, computer entertainment, and online businesses. Its stock is traded on the New York Stock Exchange as an ADR under the symbol “SNE.”

Historical Information of the American Depositary Shares of Sony Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	57.19	40.07
	Second Quarter	51.90	39.80
	Third Quarter	43.20	30.76
	Fourth Quarter	30.50	18.22

2009	First Quarter	24.21	15.72
	Second Quarter	28.00	22.33
	Third Quarter	30.00	23.85
	Fourth Quarter	30.54	26.62

2010	First Quarter	40.44	29.80
	Second Quarter	38.57	26.68
	Third Quarter	32.13	26.34
	Fourth Quarter	36.57	30.48

2011	First Quarter	36.84	29.88
	Second Quarter (through pricing date)	31.87	29.59

Caterpillar Inc.

Caterpillar Inc. designs, manufactures, and markets construction, mining, agricultural, and forestry machinery. The company also manufactures engines and other related parts for its equipment, and offers financing and insurance. Caterpillar distributes its products through a worldwide organization of dealers. Its common stock is traded on the New York Stock Exchange under the symbol “CAT.”

Historical Information of the Common Stock of Caterpillar Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	78.29	62.47
	Second Quarter	85.28	73.75
	Third Quarter	74.98	59.60
	Fourth Quarter	56.95	32.78

2009	First Quarter	46.91	22.17
	Second Quarter	40.00	28.99
	Third Quarter	54.34	30.29
	Fourth Quarter	60.40	48.83

2010	First Quarter	64.13	50.78
	Second Quarter	71.65	55.83
	Third Quarter	79.99	59.18
	Fourth Quarter	94.63	77.27

2011	First Quarter	111.53	92.75
	Second Quarter (through pricing date)	113.38	106.57

Southwest Airlines Co.

Southwest Airlines Co. is a domestic airline that provides primarily short-haul, high-frequency, point-to-point service. The company offers flights throughout the United States. Its common stock is traded on the New York Stock Exchange under the symbol “LUV.”

Historical Information of the Common Stock of Southwest Airlines Co.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	13.08	11.27
	Second Quarter	14.80	11.78
	Third Quarter	16.47	12.85
	Fourth Quarter	14.20	7.28

2009	First Quarter	9.81	5.01
	Second Quarter	7.64	6.25
	Third Quarter	9.88	6.48
	Fourth Quarter	11.61	8.20

2010	First Quarter	13.22	11.03
	Second Quarter	13.96	11.11
	Third Quarter	13.35	10.63
	Fourth Quarter	14.26	12.60

2011	First Quarter	13.32	11.57
	Second Quarter (through pricing date)	12.67	11.60

Harbin Electric, Inc.

Harbin Electric, Inc. designs, develops, and manufactures linear motors and special electric motors. The company builds customized linear motors for a variety of applications and industries. The company provides its linear motor products and systems to end users throughout China, as well as other industrial original equipment manufacturers overseas. Its common stock is traded on the Nasdaq Global Select Market under the symbol "HRBN."

Historical Information of the Common Stock of Harbin Electric, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	27.72	13.10
	Second Quarter	18.75	13.26
	Third Quarter	16.52	11.68
	Fourth Quarter	11.55	5.03

2009	First Quarter	8.65	4.38
	Second Quarter	16.11	6.29
	Third Quarter	17.89	12.36
	Fourth Quarter	22.69	15.80

2010	First Quarter	24.28	16.98
	Second Quarter	23.88	16.29
	Third Quarter	19.38	15.39
	Fourth Quarter	23.41	15.23

2011	First Quarter	20.69	16.05
	Second Quarter (through pricing date)	20.59	18.60

AMR Corporation.

AMR Corporation operates an airline that provides scheduled passenger, freight, and mail service throughout North America, the Caribbean, Latin America, Europe, and the Pacific. The company also provides connecting service throughout the United States, Canada, and the Caribbean. In addition, the company provides aviation services, call center management services, and investment advisory services. Its common stock is traded on the New York Stock Exchange under the symbol "AMR."

Historical Information of the Common Stock of AMR Corporation.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	16.18	8.38
	Second Quarter	10.32	5.12
	Third Quarter	13.08	4.41
	Fourth Quarter	11.97	6.45

2009	First Quarter	12.29	2.54
	Second Quarter	6.22	3.37
	Third Quarter	9.03	3.98
	Fourth Quarter	8.14	5.19

2010	First Quarter	10.16	6.92
	Second Quarter	9.10	6.56
	Third Quarter	7.44	5.99
	Fourth Quarter	8.87	5.96

2011	First Quarter	8.85	6.14
	Second Quarter (through pricing date)	6.39	5.65

Aruba Networks Inc.

Aruba Networks Inc. provides enterprise mobility solutions that enables secure access to data, voice and video applications across wireless and wireline enterprise networks. Its common stock is traded on the Nasdaq Global Select Market under the symbol “ARUN.”

Historical Information of the Common Stock of Aruba Networks Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	14.97	4.69
	Second Quarter	7.00	4.69
	Third Quarter	6.55	4.29
	Fourth Quarter	4.62	1.95

2009	First Quarter	3.21	2.16
	Second Quarter	8.74	3.29
	Third Quarter	9.48	7.26
	Fourth Quarter	10.96	7.59

2010	First Quarter	13.66	9.92
	Second Quarter	15.56	10.80
	Third Quarter	22.24	14.24
	Fourth Quarter	24.22	19.22

2011	First Quarter	34.63	21.08
	Second Quarter (through pricing date)	33.60	28.70

ATP Oil & Gas Corporation.

ATP Oil & Gas Corporation acquires and develops natural gas and oil properties, and produces natural gas and crude oil, primarily in the outer continental shelf of the Gulf of Mexico. The company concentrates on proven undeveloped reserves which have not been strategic to major oil and gas exploration companies. The company also operates in the shallow waters of the Gulf of Mexico and in the North Sea. Its common stock is traded on the Nasdaq Global Select Market under the symbol “ATPG.”

Historical Information of the Common Stock of ATP Oil & Gas Corporation.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	51.78	30.52
	Second Quarter	45.92	27.85
	Third Quarter	40.78	17.15
	Fourth Quarter	18.53	4.25

2009	First Quarter	7.78	2.86
	Second Quarter	9.25	5.18
	Third Quarter	22.16	5.38
	Fourth Quarter	21.58	15.27

2010	First Quarter	20.35	13.00
	Second Quarter	22.96	8.53
	Third Quarter	13.89	9.11
	Fourth Quarter	16.88	13.31

2011	First Quarter	20.35	15.64
	Second Quarter (through pricing date)	17.79	16.65

JDS Uniphase Corporation.

JDS Uniphase Corporation provides communications test & measurement solutions and optical products for telecommunications service providers, cable operators, and network equipment manufacturers. The company also provides optical solutions for medical/environmental instrumentation, semiconductor processing, display, brand authentication, aerospace and defense, and decorative applications. Its common stock is traded on the Nasdaq Global Select Market under the symbol “JDSU.”

Historical Information of the Common Stock of JDS Uniphase Corporation.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	14.11	10.06
	Second Quarter	15.00	11.22
	Third Quarter	11.90	7.93
	Fourth Quarter	8.25	2.21

2009	First Quarter	5.25	2.21
	Second Quarter	6.22	3.75
	Third Quarter	7.90	4.85
	Fourth Quarter	8.51	5.52

2010	First Quarter	12.53	7.86
	Second Quarter	13.82	9.84
	Third Quarter	12.82	9.19
	Fourth Quarter	14.63	10.24

2011	First Quarter	28.16	14.78
	Second Quarter (through pricing date)	19.58	18.39

The St. Joe Company.

The St. Joe Company is a real estate operating company. The company provides community, commercial, industrial, leisure, and resort development, as well as timber, and commercial real estate services. Its common stock is traded on the New York Stock Exchange under the symbol “JOE.”

Historical Information of the Common Stock of The St. Joe Company.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	46.12	30.76
	Second Quarter	44.47	34.22
	Third Quarter	42.49	31.91
	Fourth Quarter	39.24	19.77

2009	First Quarter	26.85	14.59
	Second Quarter	27.27	17.14
	Third Quarter	33.90	22.64
	Fourth Quarter	30.85	23.94

2010	First Quarter	33.53	26.00
	Second Quarter	37.13	22.08
	Third Quarter	27.64	22.97
	Fourth Quarter	25.30	17.25

2011	First Quarter	29.50	22.08
	Second Quarter (through pricing date)	27.09	24.72

LDK Solar Company, Ltd.

LDK Solar Company, Ltd. manufactures multicrystalline solar wafers. The company sells multicrystalline wafers globally to manufacturers of photovoltaic products including solar cells and solar modules. Solar wafers are the principal raw material used to produce solar cells which convert sunlight into electricity. Its stock is traded on the New York Stock Exchange as an ADR under the symbol “LDK.”

Historical Information of the American Depositary Shares of LDK Solar Company, Ltd.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	49.37	20.43
	Second Quarter	47.16	27.50
	Third Quarter	51.26	30.02
	Fourth Quarter	33.12	9.95

2009	First Quarter	16.01	4.04
	Second Quarter	13.90	6.78
	Third Quarter	11.99	8.53
	Fourth Quarter	9.25	5.23

2010	First Quarter	8.21	6.01
	Second Quarter	8.43	5.00
	Third Quarter	10.45	5.20
	Fourth Quarter	13.90	9.80

2011	First Quarter	14.49	10.29
	Second Quarter (through pricing date)	12.03	11.21

Vertex Pharmaceuticals Incorporated.

Vertex Pharmaceuticals Incorporated discovers, develops, and commercializes novel, small molecule pharmaceuticals for the treatment of diseases for which there are currently limited or no effective treatments. The company is developing drugs for the treatment of viral diseases, multidrug resistance in cancer, inflammatory and autoimmune diseases, and neurodegenerative diseases. Its common stock is traded on the Nasdaq Global Select Market under the symbol “VRTX.”

Historical Information of the Common Stock of Vertex Pharmaceuticals Incorporated.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	23.89	14.59
	Second Quarter	33.90	24.81
	Third Quarter	34.68	25.60
	Fourth Quarter	32.65	20.71

2009	First Quarter	35.00	26.96
	Second Quarter	36.08	26.23
	Third Quarter	38.11	32.40
	Fourth Quarter	43.55	32.11

2010	First Quarter	44.24	37.42
	Second Quarter	40.85	32.58
	Third Quarter	37.44	32.15
	Fourth Quarter	38.35	32.43

2011	First Quarter	51.07	35.49
	Second Quarter (through pricing date)	48.22	46.42

Ciena Corporation.

Ciena Corporation develops and markets communications network platforms and software, and offers professional services. The company's broadband access, data and optical networking platforms, software tools, and global network services support worldwide telecom and cable/MSO services providers, and enterprise and government networks. Its common stock is traded on the Nasdaq Global Select Market under the symbol “CIEN.”

Historical Information of the Common Stock of Ciena Corporation.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	32.42	22.83
	Second Quarter	35.60	23.17
	Third Quarter	23.45	9.55
	Fourth Quarter	9.72	5.34

2009	First Quarter	9.04	5.09
	Second Quarter	12.27	8.17
	Third Quarter	16.50	8.84
	Fourth Quarter	15.05	10.67

2010	First Quarter	16.01	11.02
	Second Quarter	19.24	12.68
	Third Quarter	15.69	12.02
	Fourth Quarter	21.48	13.32

2011	First Quarter	28.76	21.71
	Second Quarter (through pricing date)	26.69	25.07

US Airways Group, Inc.

US Airways Group, Inc. is an air carrier that transports passengers, property, and mail. The company provides regularly scheduled service at airports in the United States, Canada, Europe, the Caribbean, and Latin America. Its common stock is traded on the New York Stock Exchange under the symbol “LCC.”

Historical Information of the Common Stock of US Airways Group, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	15.40	7.45
	Second Quarter	9.87	2.44
	Third Quarter	9.39	1.76
	Fourth Quarter	10.86	3.63

2009	First Quarter	9.57	1.97
	Second Quarter	5.00	2.15
	Third Quarter	5.43	2.04
	Fourth Quarter	5.38	2.91

2010	First Quarter	7.95	4.77
	Second Quarter	10.74	6.33
	Third Quarter	10.91	8.08
	Fourth Quarter	12.07	9.00

2011	First Quarter	11.47	7.95
	Second Quarter (through pricing date)	8.78	7.94

MGM Resorts International.

MGM Resorts International operates gaming, hospitality and entertainment resorts. The company owns properties in Nevada, Mississippi and Michigan in the United States, and owns interests in properties in Nevada and Illinois in the United States, and Macau. The company also offers hospitality management services for casino and non-casino properties around the world. Its common stock is traded on the New York Stock Exchange under the symbol “MGM.”

Historical Information of the Common Stock of MGM Resorts International.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	81.60	58.39
	Second Quarter	62.13	33.89
	Third Quarter	36.52	23.14
	Fourth Quarter	26.79	8.79

2009	First Quarter	16.10	1.89
	Second Quarter	13.10	2.63
	Third Quarter	13.51	5.52
	Fourth Quarter	12.33	8.91

2010	First Quarter	12.52	9.73
	Second Quarter	16.64	9.64
	Third Quarter	11.44	9.01
	Fourth Quarter	14.92	10.78

2011	First Quarter	16.76	12.33
	Second Quarter (through pricing date)	14.00	12.61

Northern Oil and Gas, Inc.

Northern Oil and Gas, Inc. is an oil and gas exploration and production company. The company is currently focused on the Rocky Mountain regions of the United States. Its common stock is traded on the Nasdaq Global Select Market under the symbol “NOG.”

Historical Information of the Common Stock of Northern Oil and Gas, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	7.09	7.04
	Second Quarter	15.92	7.02
	Third Quarter	13.71	5.23
	Fourth Quarter	7.60	2.15

2009	First Quarter	4.12	2.12
	Second Quarter	8.34	3.94
	Third Quarter	8.40	5.19
	Fourth Quarter	12.40	7.99

2010	First Quarter	15.85	10.95
	Second Quarter	17.59	12.37
	Third Quarter	16.94	12.31
	Fourth Quarter	27.87	17.41

2011	First Quarter	32.69	24.18
	Second Quarter (through pricing date)	26.00	23.36

NVIDIA Corporation.

NVIDIA Corporation designs, develops, and markets three dimensional (3D) graphics processors and related software. The company's products provide interactive 3D graphics to the mainstream personal computer market. Its common stock is traded on the Nasdaq Global Select Market under the symbol “NVDA.”

Historical Information of the Common Stock of NVIDIA Corporation.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	33.01	17.66
	Second Quarter	24.85	17.91
	Third Quarter	18.75	9.29
	Fourth Quarter	10.41	5.90

2009	First Quarter	10.56	7.21
	Second Quarter	12.30	8.40
	Third Quarter	16.47	10.09
	Fourth Quarter	18.68	11.96

2010	First Quarter	18.88	15.39
	Second Quarter	18.01	10.21
	Third Quarter	12.28	8.88
	Fourth Quarter	15.40	10.70

2011	First Quarter	25.68	15.77
	Second Quarter (through pricing date)	18.71	17.32

OmniVision Technologies Inc.

OmniVision Technologies, Inc. provides integrated single chip semiconductor imaging devices. The company designs, develops, and markets semiconductor imaging devices for computing, communications, and consumer electronics applications. The company’s image sensor product is used in cameras and camera related products such as personal computer, digital, and security cameras. Its common stock is traded on the Nasdaq Global Select Market under the symbol “OVTI”

Historical Information of the Common Stock of OmniVision Technologies Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	19.63	12.03
	Second Quarter	17.34	12.09
	Third Quarter	12.52	10.84
	Fourth Quarter	11.24	4.21

2009	First Quarter	7.95	5.20
	Second Quarter	11.56	6.95
	Third Quarter	17.03	9.94
	Fourth Quarter	15.51	12.12

2010	First Quarter	17.18	12.25
	Second Quarter	23.96	16.19
	Third Quarter	25.50	19.41
	Fourth Quarter	32.63	22.56

2011	First Quarter	36.19	22.87
	Second Quarter (through pricing date)	36.19	30.57

United States Steel Corporation.

United States Steel Corporation is an integrated steel producer flat-rolled and tubular products with production operations in North America and Europe. The company uses iron ore and coke as primary raw materials for steel production. Its common stock is traded on the New York Stock Exchange under the symbol “X.”

Historical Information of the Common Stock of United States Steel Corporation.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	126.87	95.82
	Second Quarter	191.96	132.64
	Third Quarter	175.35	72.33
	Fourth Quarter	70.95	20.97

2009	First Quarter	40.14	16.88
	Second Quarter	41.83	22.62
	Third Quarter	50.24	30.50
	Fourth Quarter	56.86	34.48

2010	First Quarter	65.44	44.07
	Second Quarter	69.71	38.55
	Third Quarter	49.59	37.66
	Fourth Quarter	59.02	40.25

2011	First Quarter	63.64	52.33
	Second Quarter (through pricing date)	54.64	50.52

Akamai Technologies, Inc.

Akamai Technologies, Inc. provides services for accelerating and improving the delivery of content and applications over the internet, ranging from live and on-demand streaming video capabilities to conventional content on websites, to tools that help people transact business and reach out to new and existing customers. Its common stock is traded on the Nasdaq Global Select Market under the symbol “AKAM.”

Historical Information of the Common Stock of Akamai Technologies, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	35.16	25.88
	Second Quarter	40.38	29.60
	Third Quarter	35.48	14.88
	Fourth Quarter	17.12	9.29

2009	First Quarter	20.35	12.43
	Second Quarter	23.32	18.76
	Third Quarter	21.25	16.42
	Fourth Quarter	25.89	18.65

2010	First Quarter	32.08	24.70
	Second Quarter	45.72	31.41
	Third Quarter	52.71	37.20
	Fourth Quarter	54.14	44.18

2011	First Quarter	52.24	34.96
	Second Quarter (through pricing date)	38.09	36.46

Baidu, Inc.

Baidu, Inc. operates an Internet search engine. The company offers algorithmic search, enterprise search, pay for performance and news, MP3, and image searches. Its stock is traded on the New York Stock Exchange as an ADR under the symbol “BIDU.”

Historical Information of the American Depositary Shares of Baidu, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	38.19	20.79
	Second Quarter	37.38	27.33
	Third Quarter	35.02	23.12
	Fourth Quarter	26.56	10.45

2009	First Quarter	18.83	10.94
	Second Quarter	30.92	17.48
	Third Quarter	40.29	27.49
	Fourth Quarter	44.22	37.19

2010	First Quarter	60.85	38.65
	Second Quarter	78.30	60.00
	Third Quarter	103.84	67.45
	Fourth Quarter	114.10	96.22

2011	First Quarter	137.81	99.73
	Second Quarter (through pricing date)	147.01	137.25

Delta Air Lines, Inc.

Delta Air Lines, Inc. provides scheduled air transportation for passengers, freight, and mail over a network of routes throughout the United States and internationally. Its common stock is traded on the New York Stock Exchange under the symbol “DAL.”

Historical Information of the Common Stock of Delta Air Lines, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	18.53	8.35
	Second Quarter	10.48	5.00
	Third Quarter	9.94	4.64
	Fourth Quarter	11.52	5.64

2009	First Quarter	12.38	3.93
	Second Quarter	8.11	5.40
	Third Quarter	9.65	5.68
	Fourth Quarter	11.81	6.95

2010	First Quarter	14.65	11.22
	Second Quarter	14.93	11.31
	Third Quarter	12.61	9.97
	Fourth Quarter	14.33	11.24

2011	First Quarter	13.00	9.79
	Second Quarter (through pricing date)	9.90	9.04

Green Mountain Coffee Roasters, Inc.

Green Mountain Coffee Roasters, Inc. roasts Arabica coffees and offers various coffee selections. The company's products include single-origin, estate, certified organic, fair trade, signature blends, and flavored coffees sold under its brand name. The company serves offices, supermarkets, and convenience stores, and operates a direct mail business. Its common stock is traded on the Nasdaq Global Select Market under the symbol “GMCR.”

Historical Information of the Common Stock of Green Mountain Coffee Roasters, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	9.25	5.61
	Second Quarter	9.80	7.06
	Third Quarter	8.94	7.22
	Fourth Quarter	9.05	5.41

2009	First Quarter	10.89	7.38
	Second Quarter	20.86	10.37
	Third Quarter	24.61	18.54
	Fourth Quarter	27.16	19.98

2010	First Quarter	32.54	26.64
	Second Quarter	32.55	22.46
	Third Quarter	37.55	25.82
	Fourth Quarter	37.72	26.87

2011	First Quarter	64.61	32.99
	Second Quarter (through pricing date)	66.83	64.74

Netflix Inc.

Netflix Inc. is an online movie rental service. The company ships DVDs with no due dates or late fees, directly to the subscriber's address. Netflix also provides background information on DVD releases, including critic reviews, member reviews and ratings, and personalized movie recommendations. Its common stock is traded on the Nasdaq Global Select Market under the symbol “NFLX.”

Historical Information of the Common Stock of Netflix Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	38.17	21.77
	Second Quarter	40.70	26.07
	Third Quarter	32.97	26.73
	Fourth Quarter	30.04	17.94

2009	First Quarter	43.42	29.54
	Second Quarter	49.61	37.08
	Third Quarter	47.73	38.70
	Fourth Quarter	61.13	44.62

2010	First Quarter	75.06	49.13
	Second Quarter	126.81	75.00
	Third Quarter	170.63	98.02
	Fourth Quarter	205.90	149.33

2011	First Quarter	247.55	177.99
	Second Quarter (through pricing date)	244.72	228.16

Sears Holdings Corporation.

Sears Holdings Corporation is a broadline retailer with full-line and specialty retail stores in the United States and Canada. The company retails home appliances, as well as tools, lawn and garden products, home electronics, and other products. The company also provides automotive repair and maintenance. Its common stock is traded on the Nasdaq Global Select Market under the symbol “SHLD.”

Historical Information of the Common Stock of Sears Holdings Corporation.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	111.59	86.02
	Second Quarter	109.47	73.64
	Third Quarter	103.00	70.45
	Fourth Quarter	89.04	28.50

2009	First Quarter	49.98	34.85
	Second Quarter	70.15	48.05
	Third Quarter	78.37	57.35
	Fourth Quarter	85.44	62.59

2010	First Quarter	109.74	83.42
	Second Quarter	123.90	64.65
	Third Quarter	75.13	60.14
	Fourth Quarter	76.32	63.70

2011	First Quarter	93.03	70.18
	Second Quarter (through pricing date)	81.61	77.98

Suncor Energy, Inc.

Suncor Energy, Inc. is an integrated energy company focused on developing the Athabasca oil sands basin. The company extracts and upgrades oil sands into refinery feedstock and diesel fuel, explores for, develops and produces natural gas, refines crude oil and markets a range of petroleum and petrochemical products, and operates crude oil pipelines and retail petroleum stations. Its common stock is traded on the New York Stock Exchange under the symbol “SU.”

Historical Information of the Common Stock of Suncor Energy, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	56.47	41.89
	Second Quarter	72.95	48.17
	Third Quarter	61.19	39.94
	Fourth Quarter	38.53	14.66

2009	First Quarter	26.98	17.00
	Second Quarter	36.57	22.54
	Third Quarter	37.03	26.07
	Fourth Quarter	39.28	32.66

2010	First Quarter	38.01	28.82
	Second Quarter	35.30	28.51
	Third Quarter	33.97	29.17
	Fourth Quarter	38.29	31.64

2011	First Quarter	47.73	37.04
	Second Quarter (through pricing date)	46.65	43.68

Freeport-McMoRan Copper & Gold Inc.

Freeport-McMoRan Copper & Gold Inc., through its subsidiary, is a copper, gold and molybdenum mining company. The company primarily mines for copper and owns mining interests in Chile and Indonesia. The company also, through a subsidiary, is involved in smelting and refining of copper concentrates. Its common stock is traded on the New York Stock Exchange under the symbol “FCX.”

Historical Information of the Common Stock of Freeport-McMoRan Copper & Gold Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	53.29	38.58
	Second Quarter	62.93	48.82
	Third Quarter	57.78	26.61
	Fourth Quarter	26.48	8.40

2009	First Quarter	21.53	11.07
	Second Quarter	30.21	19.14
	Third Quarter	36.58	22.50
	Fourth Quarter	43.66	32.70

2010	First Quarter	44.05	33.35
	Second Quarter	43.67	29.33
	Third Quarter	43.52	29.09
	Fourth Quarter	60.05	43.62

2011	First Quarter	60.92	47.79
	Second Quarter (through pricing date)	57.44	51.17

Jabil Circuit, Inc.

Jabil Circuit, Inc. is an electronic manufacturing services provider for international electronics companies in the communications, personal computer, peripheral, consumer, and automotive markets. The company offers circuit design, board design from schematic, prototype assembly, volume board assembly, system assembly, repair, and warranty services. Its common stock is traded on the New York Stock Exchange under the symbol “JBL.”

Historical Information of the Common Stock of Jabil Circuit, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	15.07	9.03
	Second Quarter	16.57	9.68
	Third Quarter	18.50	9.12
	Fourth Quarter	9.17	5.24

2009	First Quarter	7.59	3.16
	Second Quarter	8.94	5.58
	Third Quarter	13.41	6.73
	Fourth Quarter	17.83	12.86

2010	First Quarter	18.36	14.19
	Second Quarter	17.03	11.96
	Third Quarter	15.76	10.25
	Fourth Quarter	20.13	14.01

2011	First Quarter	22.98	18.59
	Second Quarter (through pricing date)	20.47	18.95

Rambus Inc.

Rambus Inc. designs, develops, licenses, and markets high-speed chip-to-chip interface technology to enhance the performance and cost-effectiveness of consumer electronics, computer systems, and other electronic systems. The company licenses semiconductor companies to manufacture and sell memory and logic intergrated circuts incorporating its interface technology. Its common stock is traded on the Nasdaq Global Select Market under the symbol “RMBS.”

Historical Information of the Common Stock of Rambus Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through the pricing date.

		High ($)	Low ($)

2008	First Quarter	25.86	15.52
	Second Quarter	24.49	18.70
	Third Quarter	18.62	12.43
	Fourth Quarter	16.08	5.20

2009	First Quarter	18.50	6.29
	Second Quarter	19.09	9.36
	Third Quarter	19.50	14.56
	Fourth Quarter	24.75	15.75

2010	First Quarter	24.74	20.77
	Second Quarter	25.04	17.52
	Third Quarter	21.06	17.28
	Fourth Quarter	21.30	19.29

2011	First Quarter	22.04	18.77
	Second Quarter (through the pricing date)	19.96	19.29

Examples of the Hypothetical Payment at Maturity for a $1,000 Investment in a Note.

The following table illustrates the hypothetical payments at maturity on a $1,000 investment in a note, based on a hypothetical Initial Stock Price of $100.00, a hypothetical Trigger Price of $75.00 (75.00% of the hypothetical Initial Stock Price), and a range of hypothetical Final Stock Prices and assuming that the closing price of the Reference Stock declines in the manner set forth in the column below, “Hypothetical Lowest Closing Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis.

Hypothetical Lowest Closing Price during the Monitoring Period	Hypothetical Lowest Closing Price during the Monitoring Period Expressed as a Percentage of the Initial Stock Price	Hypothetical Final Stock Price	Hypothetical Final Stock Price Expressed as a Percentage of the Initial Stock Price	Payment at Maturity	Total Value of Payment Received at Maturity*
$60.00	60%	$110.00	110%	$1,000.00	$1,000.00
$60.00	60%	$90.00	90%	10 shares of the Reference Stock or the Cash Delivery Amount	$900.00
$100.00	100%	$100.00	100%	$1,000.00	$1,000.00
$75.00	75%	$60.00	60%	10 shares of the Reference Stock or the Cash Delivery Amount	$600.00
$80.00	80%	$80.00	80%	$1,000.00	$1,000.00
$50.00	50%	$50.00	50%	10 shares of the Reference Stock or the Cash Delivery Amount	$500.00
$25.00	25%	$25.00	25%	10 shares of the Reference Stock or the Cash Delivery Amount	$250.00
$0.00	0%	$0.00	0%	10 shares of the Reference Stock or the Cash Delivery Amount	$0.00
*
Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Delivery Amount) or the principal amount of your notes in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $60.00 but the Final Stock Price is $110.00. Because the Final Stock Price of $110.00 is greater than the Initial Stock Price of $100.00, you will receive a payment at maturity of $1,000 per $1,000 in principal amount of the notes, even though the Reference Stock closed at a price less than the Trigger Price during the Monitoring Period.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $60.00, which is less than the Trigger Price, and the Final Stock Price is $90.00, which is less than the Initial Stock Price. Because the Final Stock Price of $90.00 is less than the Initial Stock Price of $100.00 and the closing price of the Reference Stock declined to a closing price that is less than the Trigger Price of $75.00 on at least one trading day during the Monitoring Period, you will receive at maturity the Physical Delivery Amount (or, at our election, the Cash Delivery Amount). Because the Final Stock Price of the Reference Stock is $90.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $900.00 per $1,000 in principal amount of the notes.

Example 3: The closing price of the Reference Stock does not decline to a closing price that is less than the Trigger Price on any trading day during the Monitoring Period prior to the Valuation Date.  However, the closing price of the Reference Stock on the Valuation Date is $60.00, which is less than the Trigger Price.  Because the Final Stock Price of $60.00 is less than the Initial Stock Price of $100.00 and the Final Stock Price has declined to a closing price that is less than the Trigger Price of $75.00, you will receive the Physical Delivery Amount (or, at our election, the Cash Delivery Amount) at maturity. Because the Final Stock Price of the Reference Stock is $60.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $600.00 per $1,000 in principal amount of the notes.

Example 4: The Final Stock Price of $80.00 is less than the Initial Stock Price of $100.00 and the closing price of the Reference Stock does not decline to a closing price that is less than the Trigger Price on any day during the Monitoring Period.  Because the closing price of the Reference Stock has not declined to a closing price that is less than the Trigger Price of $75.00, you will receive a payment at maturity of $1,000 per $1,000 in principal amount of the notes, even though the Final Stock Price of $80.00 is less than the Initial Stock Price of $100.00.

Certain U.S. Federal Tax Information

The following table sets forth the amount of stated interest on the Notes and the portion that will be treated as an interest payment and as payment for the Put Option for U.S. federal income tax purposes.

RevEx Number	Reference Stock Issuer	Interest Rate per Annum	Treated as an Interest Payment	Treated as Payment for the Put Option
0093	Sony Corporation	13.60%	0.44%	13.16%
0094	Caterpillar, Inc.	12.25%	0.44%	11.81%
0095	Southwest Airlines Co.	10.50%	0.44%	10.06%
0097	Harbin Electric, Inc.	30.70%	0.28%	30.42%
0098	AMR Corporation	16.90%	0.28%	16.62%
0099	Aruba Networks Inc.	18.85%	0.28%	18.57%
0100	ATP Oil & Gas Corporation	19.85%	0.28%	19.57%
0101	JDS Uniphase Corporation	22.60%	0.28%	22.32%
0102	The St. Joe Company	31.05%	0.28%	30.77%
0103	LDK Solar Company, Ltd.	24.60%	0.28%	24.32%
0105	Vertex Pharmaceuticals Inc.	19.15%	0.28%	18.87%
0106	Ciena Corporation	18.70%	0.28%	18.42%
0107	US Airways Group, Inc.	19.70%	0.28%	19.42%
0108	MGM Resorts International	14.45%	0.28%	14.17%
0109	Northern Oil and Gas, Inc.	19.15%	0.28%	18.87%
0110	NVIDIA Corp	19.25%	0.28%	18.97%
0111	OmniVision Technologies, Inc.	22.50%	0.28%	22.22%
0112	United States Steel Corporation	14.40%	0.28%	14.12%
0113	Akamai Technologies, Inc.	10.75%	0.44%	10.31%
0114	Baidu, Inc.	11.00%	0.44%	10.56%
0115	Delta Air Lines, Inc.	15.25%	0.44%	14.81%
0116	Green Mountain Coffee Roasters, Inc.	16.00%	0.44%	15.56%
0117	Netflix Inc.	16.00%	0.44%	15.56%
0118	Sears Holdings Corporation	12.75%	0.44%	12.31%
0119	Suncor Energy, Inc.	9.50%	0.44%	9.06%
0120	Freeport-McMoRan Copper & Gold Inc.	12.25%	0.44%	11.81%
0121	Jabil Circuit, Inc.	13.25%	0.44%	12.81%
0144	Rambus Inc	29.54%	0.28%	29.26%

Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product supplement dated December 3, 2010 under “Supplemental United States Federal Income Tax Considerations,” which applies to the notes.

Supplemental Plan of Distribution (Conflicts of Interest)

BMO Capital Markets Corp. will purchase the notes from us at a purchase price reflecting the commission set forth on the cover page of this pricing supplement.  BMO Capital Markets Corp. has informed us that, as part of its distribution of the notes, it will reoffer the notes to other dealers who will sell them.  Each such dealer, or further engaged by a dealer to whom BMO Capital Markets Corp. reoffers the notes, will purchase the notes at an agreed discount to the initial offering price.

We own, directly or indirectly, all of the outstanding equity securities of BMO Capital Markets Corp., the agent for this offering. In accordance with FINRA Rule 5121, BMO Capital Markets Corp. may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer.

You should not construe the offering of any of the notes as a recommendation of the merits of acquiring an investment linked to the applicable Reference Stock (or any other Reference Stock) or as to the suitability of an investment in the notes.